Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of MainStay VP Funds Trust of our reports dated February 19, 2020, relating to the financial statements and financial highlights for the portfolios constituting MainStay VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, and “Independent Registered Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, NY

April 16, 2020

Appendix A

MainStay VP Funds Trust

1.	MainStay VP Balanced Portfolio
2.	MainStay VP Bond Portfolio
3.	MainStay VP Conservative Allocation Portfolio
4.	MainStay VP CBRE Global Infrastructure Portfolio (formerly known as MainStay VP Cushing Renaissance Advantage Portfolio)
5.	MainStay VP Small Cap Growth Portfolio (formerly known as MainStay VP Eagle Small Cap Growth Portfolio)
6.	MainStay VP Emerging Markets Equity Portfolio
7.	MainStay VP Epoch U.S. Equity Yield Portfolio
8.	MainStay VP Fidelity Institutional AM® Utilities Portfolio
9.	MainStay VP Floating Rate Portfolio
10.	MainStay VP Growth Allocation Portfolio
11.	MainStay VP Income Builder Portfolio
12.	MainStay VP Indexed Bond Portfolio
13.	MainStay VP IQ Hedge Multi-Strategy Portfolio
14.	MainStay VP Janus Henderson Balanced Portfolio
15.	MainStay VP Winslow Large Cap Growth Portfolio (formerly known as MainStay VP Large Cap Growth Portfolio)
16.	MainStay VP MacKay Common Stock Portfolio
17.	MainStay VP MacKay Convertible Portfolio
18.	MainStay VP MacKay Government Portfolio
19.	MainStay VP MacKay Growth Portfolio
20.	MainStay VP MacKay High Yield Corporate Bond Portfolio
21.	MainStay VP MacKay International Equity Portfolio
22.	MainStay VP MacKay Mid Cap Core Portfolio
23.	MainStay VP MacKay S&P 500 Index Portfolio
24.	MainStay VP MacKay Small Cap Core Portfolio
25.	MainStay VP MacKay Unconstrained Bond Portfolio
26.	MainStay VP Mellon Natural Resources Portfolio
27.	MainStay VP Moderate Allocation Portfolio
28.	MainStay VP Moderate Growth Allocation Portfolio
29.	MainStay VP PIMCO Real Return Portfolio
30.	MainStay VP T. Rowe Price Equity Income Portfolio
31.	MainStay VP U.S. Government Money Market Portfolio